SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 12, 2013

INTERNATIONAL STEM CELL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51891	20-4494098
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5950 Priestly Drive, Carlsbad, California 92008

(Address of principal executive offices, including zip code)

(760) 940-6383

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CAR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 12, 2013, to obtain funding for working capital purposes, International Stem Cell Corporation (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain investors, including Dr. Andrey Semechkin, to sell a total of 5,000,000 shares of common stock at a price of $0.20 per share, for a total purchase price of $1,000,000. Dr. Andrey Semechkin is the Company’s Co-Chairman and Chief Executive Officer and purchased $100,000 worth of common stock. Each of the other investors has had a long-standing relationship with the Company and has closely followed the Company. The sale of the shares of common stock was completed on March 12, 2013. In connection with the sale of these shares the Company issued to each investor a warrant, exercisable for a period of 5 years, to purchase (at an exercise price of $0.20 per share) a number of shares of common stock equal to 50% of the shares purchased by that investor, for a total of 2,500,000 shares subject to the warrants.

The shares and warrants were offered and sold to the investors in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated thereunder. Each investor is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

See Item 1.01 regarding the sale of 5,000,000 shares of common stock and warrants to purchase up to 2,500,000 shares of common stock.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Stem Cell Corporation

By:	/s/ Linh Nguyen
Linh Nguyen
Chief Financial Officer

Dated: March 14, 2013

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	EXHIBITS

Exhibit No.	Exhibit Description

10.1	Securities Purchase Agreement dated March 12, 2013

10.2	Form of Warrant Agreement